Met Investors Series Trust Goldman Sachs Mid-Cap Value Portfolio
Securities Purchases during an Underwriting involving
Goldman, Sachs & Co. subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period 07/01/05 through 12/31/05


Portfolio:			Goldman Sachs Mid-Cap Value Portfolio


Security:			Packaging Corporation of America


Date Purchased:			12/15/2005


Price Per Share:		$21.50


Shares Purchased
by the Portfolio *:		37,930


Total Principal Purchased
by the Portfolio *:		$815,495


% of Offering Purchased
by the Portfolio:		.01138%


Broker:				J.P. Morgan Securities, Inc.


Member:				Goldman, Sachs & Co.